UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2019

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue, 13th Floor New York, New York	10171
(Address of Principal Executive Offices)	(Zip Code)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	Nasdaq Capital Market

Registrant’s telephone number, including area code: (212) 446-1400

Former Address: 780 Third Avenue, 21st Floor, New York, New York, 10017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

Tiptree Warranty Holdings, LLC. (“Buyer”), a subsidiary of Tiptree Inc. (“Tiptree”) has entered into an Equity Interest Purchase Agreement, dated as of December 16, 2019 (the “Purchase Agreement”) with Peter Masi (“Masi”). Pursuant to the terms of the Purchase Agreement, Buyer will acquire (the “Acquisition”) all of the equity interests of Accelerated Service Enterprise LLC, SAC Holdings Inc., Dealer Motor Services, Inc., Independent Dealer Group, Inc., Ownershield, Inc., Freedom Insurance Company, Ltd., SAC Admin, Inc., SAC Insurance Company, Inc., Smart AutoCare, Inc. and Smart AutoCare Administration Solutions, Inc. (together the “Target Entities”), and Freedom Insurance Company, Ltd. (“Freedom”) will terminate reinsurance agreements with affiliates of Masi (the “Commutation Transaction”). Tiptree and Masi expect to complete the transaction in the first quarter of 2020 after satisfaction of customary closing conditions including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of approval from the Turks & Caicos Islands Financial Services Commission. Following closing of the Acquisition, Masi will remain Chief Executive Officer of the Target Entities, which are in the business of design, marketing, administration, underwriting and reinsurance of finance and insurance products and reinsurance solutions for automotive industry participants under the “Smart AutoCare” brand.

The Purchase Agreement provides that Buyer will pay Masi $110 million in cash at closing, subject to a working capital adjustment, $8.25 million of which will be held in an escrow account for 18 months to satisfy indemnity claims. The Purchase Agreement also provides for a reserve revenue based earn out of up to $50 million in cash based on achieving specified performance metrics measured on the third and fifth anniversary of closing and a profits based earnout of up to $30 million payable in cash or Tiptree common stock based on achieving specified performance metrics measured on the fourth and fifth anniversary of closing. In addition, the purchase price will be subject to a true up following the fifth anniversary of the closing based on the adequacy of certain legacy reserves, offset by certain earnings on new business. In connection with the Commutation Transaction, certain affiliates of Masi will pay approximately $100 million to Freedom, subject to adjustment.

Consummation of the Acquisition is subject to customary conditions, including without limitation: approvals from regulatory bodies having jurisdiction over any such matters and the absence of any law, injunction, judgment or ruling prohibiting the Acquisition or making the consummation of the Acquisition illegal. Each of Masi’s and Buyer’s obligation to consummate the Acquisition is subject to certain other conditions, including without limitation: the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers); and the other party’s compliance with its covenants and agreements contained in the Purchase Agreement in all material respects.

The parties have made customary representations and warranties and covenants in the Purchase Agreement, including without limitation covenants that limit the ability of Masi and his affiliates to engage in the design, marketing, administration, underwriting and reinsurance of finance and insurance products and reinsurance solutions for the automotive industry for five years following the determination of the earn out payments under the Purchase Agreement. The Purchase Agreement contains indemnification provisions that are subject to specified limitations, exclusions, deductibles and other terms and conditions.

The representations and warranties contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement, have been qualified by confidential disclosures made in connection with the Purchase Agreement, are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement will be filed only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of any party to the Purchase Agreement or any of their affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Tiptree’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Tiptree has filed and may file with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Tiptree is furnishing herewith as Exhibit 99.1 a press release, dated December 17, 2019, announcing Tiptree’s entering into the Purchase Agreement and as Exhibit 99.2 an investor presentation regarding the Acquisition. The investor presentation is posted on the Investor Resources section of www.tiptreeinc.com. The investor presentation is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. Tiptree’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Equity Interest Purchase Agreement, dated December 16, 2019, by and among Tiptree Warranty Holdings, LLC and Peter Masi.
99.1	Tiptree Inc. press release, dated December 17, 2019
99.2	Tiptree Inc. investor presentation, dated December 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	December 17, 2019	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer